UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2011

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53291
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

Suite 810 – 675 West Hastings Street, Vancouver, British Columbia  V6B 1N2
(Address of principal executive offices and Zip Code)

(604) 681-9635
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 6, 2011, Lake Victoria Mining Company, Inc. (the “Company”) entered into four option and joint venture agreements with Otterburn Ventures Inc. (“Otterburn”) (collectively the “Agreements”), pursuant to which the Company granted Otterburn the right to acquire up to an undivided 70% interest in and to certain primary mining licenses and prospecting licenses owned by the Company known as the Singida Gold Project, North Mara Gold Project, Kalemela Gold Project and Geita Gold Project (collectively the “Properties”) subject to Otterburn incurring certain expenditures on the Properties, issuing a certain number of its common shares, and making certain cash payments as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2011.

In connection with the closing of the Agreements on May 20, 2011, Otterburn completed its due diligence investigation of the title and environmental condition of the Properties, paid the initial cash payment of US$412,423 and issued 2,200,000 of its common shares to the Company.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1           Geita Option Agreement dated May 6, 2011 between Otterburn Ventures Inc. and the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2011).

10.2           Kalemela Option Agreement dated May 6, 2011 between Otterburn Ventures Inc. and the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2011).

10.3           North Mara Option Agreement dated May 6, 2011 between Otterburn Ventures Inc. and the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2011).

10.4           Singida Option Agreement dated May 6, 2011 among Otterburn Ventures Inc., the Company and Ahmed Abubakar Magoma (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE VICTORIA MINING COMPANY, INC.

By:   /s/ Ming Zhu
Ming Zhu
Chief Financial Officer
Dated: May 25, 2011